Exhibit 99.1

United Security Bancshares, Inc. Names James F. House to Be President and CEO

THOMASVILLE, Ala.--(BUSINESS WIRE)--October 24, 2011--United Security Bancshares, Inc. (NASDAQ: USBI) today announced that United Security and its subsidiary bank, First United Security Bank, have approved the appointment of James F. House as President and Chief Executive Officer of United Security and First United Security Bank. He is expected to join United Security and First United Security Bank, and their respective Boards of Directors, within the next few weeks.

Commenting on the appointment, Hardie B. Kimbrough, Chairperson of the Board of United Security Bancshares, Inc. and First United Security Bank, said, “With Jim’s knowledge and experience, the Board feels that he has the qualities and capabilities to provide leadership for our organization in this challenging economic environment, which should not only enhance shareholder value, but also allow us to continue quality service to our customers.”

“Mr. House has a strong background in commercial lending and retail banking. He has a solid history of building organizations with a clear vision, mission and strategy to build long-term enterprise value. He also has strong roots in Alabama, with significant experience in our key markets. We look forward to his leadership as United Security’s and First United Security Bank’s new President and CEO,” concluded Mr. Kimbrough.

Mr. House, age 59, most recently served as Division President of BankTrust for the past three years. Prior to that, he held executive and senior management positions with SouthTrust Bank, including Executive Vice President, General Bank Commercial; Chief Executive Officer, Urban West Region; Chief Executive Officer, North Alabama/Tennessee Region; Chief Executive Officer, Birmingham Market Bank; and Chairman and Chief Executive Officer, SouthTrust Bank of Dothan, N.A. Mr. House also has significant consulting experience with banks on management, investments and commercial and consumer lending.

He holds a Masters in Business Administration from Samford University and a Bachelor of Science in Accounting from the University of Alabama. He is a past member of the Alabama Bankers Association and has served as instructor and lecturer at the Alabama Banking School, American Institute of Banking and University of Alabama in Huntsville. In addition, Mr. House has served on numerous charitable and civic boards in Alabama.

Commenting on his appointment, Mr. House said, “I am very excited about the opportunity to join United Security Bancshares and First United Security Bank. They have a strong banking organization with an excellent reputation for delivering a high level of service to their customers. I look forward to joining their team and building on their strong foundation and relationships.”

About United Security Bancshares, Inc.

United Security Bancshares, Inc. is a bank holding company that operates nineteen banking offices in Alabama through First United Security Bank. In addition, the Company’s operations include Acceptance Loan Company, Inc., a consumer loan company, and FUSB Reinsurance, Inc., an underwriter of credit life and credit accident and health insurance policies sold to the bank’s and ALC’s consumer loan customers. The Company’s stock is traded on the Nasdaq Capital Market under the symbol “USBI.”

Forward-Looking Statements

This press release contains forward-looking statements, as defined by federal securities laws. Statements contained in this press release that are not historical facts are forward-looking statements. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. USBI undertakes no obligation to update these statements following the date of this press release, except as required by law. In addition, USBI, through its senior management, may make from time to time forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of USBI’s senior management based upon current information and involve a number of risks and uncertainties, including but are not limited to, (1) unanticipated deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (2) continued deterioration in the residential real estate market; (3) further decline in the economy in the markets that the Company serves; (4) changes in the legislative and regulatory environment; (5) the Company’s inability to successfully implement its growth strategy; and (6) the loss of key personnel. Certain factors that could affect the accuracy of such forward-looking statements are identified in the public filings made by USBI with the Securities and Exchange Commission, and forward-looking statements contained in this press release or in other public statements of USBI or its senior management should be considered in light of those factors. With respect to the adequacy of the allowance for loan losses for USBI, these factors include, but are not limited to, the rate of growth (or lack thereof) in the economy, the relative strength and weakness in the consumer and commercial credit sectors and in the real estate markets and collateral values. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

CONTACT:
United Security Bancshares, Inc.
Beverly Dozier, 334-636-5424